UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 20, 2005

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

1-07151	31-0595760
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)    (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]  Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On April 20, 2005, The Clorox Company announced an agreement with the Internal Revenue Service resolving tax issues related to its investment in a limited partnership investment fund.

As previously announced, the Company became a limited partner in 1998 in an investment fund that invests in developed-market currencies.  In 2004, the IRS proposed certain adjustments that would reattribute taxable income generated by the investment fund to Clorox. In June 2004, the Company filed a petition in United States Tax Court contesting these adjustments, which will be dismissed as part of the settlement upon court approval.  As a result of its settlement agreement, Clorox will make cash payments totaling about $228 million, of which $78 million was paid in March 2005.

As a matter of course, Clorox accrues for certain tax contingencies.  In the third quarter of fiscal year 2005, the Company will release about $23 million in excess tax accruals related to this matter, thereby decreasing third-quarter income tax expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                        THE CLOROX COMPANY

Date:  April 20, 2005                                        By:_/s/ Laura Stein_____________

                                                                                    Laura Stein

                                                                                    Senior Vice President –

                                                                                    General Counsel